UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

AMENDMENT NO. 1 TO

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

August 28, 2007

Homeland Security Capital Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	814-00631	52-2050585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1005 Glebe Road, Suite 550, Arlington, Virginia	22201
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(703) 528-7073

__________________________
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On July 10, 2007, Homeland Security Capital Corporation, a Delaware corporation (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) disclosing that on July 3, 2007, the Company executed a purchase agreement (the “Purchase Agreement”), by and among the Company, its majority-owned subsidiary Security Holding Corp. (“SHC”), the other shareholders of SHC and SuperCom, Inc. (“SuperCom”), a Delaware corporation and wholly-owned subsidiary of Vuance Ltd. (“Vuance”) pursuant to which SuperCom would acquire all of the issued and outstanding capital stock of SHC for a purchase price of approximately $5.1 million, payable in Vuance ordinary (common) shares (the “Purchase Price”). On August 28, 2007 (the “Closing Date”), the Company closed this transaction and SuperCom did acquire all of the issued and outstanding capital stock of SHC for the Purchase Price.

On the Closing Date, 673,317 ordinary (common) shares of Vuance were issued to the Company at a price of $5.714 per share. Vuance also repaid all obligations of SHC to the Company under a certain note in the amount of approximately $400,000. The Company and the other shareholders of SHC have agreed to certain lock-up periods during which they will not sell or otherwise dispose of the Vuance ordinary (common) shares.

The Purchase Agreement contains representations and warranties the parties made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract among the parties to the Purchase Agreement and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating its terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality different from those generally applicable to shareholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the actual terms of the Purchase Agreement, a copy of which is attached as Exhibit 10.1 to the Original Report.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Not applicable

(b) Not applicable

(c) Not applicable.

(d) Exhibit No. Description

Exhibit	Description	Location
Exhibit 10.1	Purchase Agreement, dated as of July 3, 2007, by and among the Company, Security Holding Corp., certain shareholders of Security Holding Corp., and SuperCom, Inc.	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the SEC on July 10, 2007
Exhibit 99.1	Press Release, dated July 9, 2007	Incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K as filed with the SEC on July 10, 2007

Exhibit 99.2	Press Release, dated August 28, 2007	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2007	Homeland Security Capital Corporation

By: /s/ C. Thomas McMillen
Name: C. Thomas McMillen
Title: President and Chief Executive Officer